UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2015

INTERACTIVE INTELLIGENCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 4, 2015, Interactive Intelligence Group, Inc. issued a press release describing its results of operations for its fourth quarter and year ended December 31, 2014. See the Company’s press release attached hereto as Exhibit 99.1, which is incorporated by reference into this Item 2.02.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits:

The following item is furnished as an exhibit to this current report on Form 8-K:

,
99.1	Press Release, dated February 4, 2015 issued by Interactive Intelligence Group, Inc.

Interactive Intelligence Reports Fourth-Quarter and Full Year 2014 Financial Results

-	Total Q4 orders up 22 percent from 2013 fourth quarter
-	Cloud-based orders in Q4 increase 42 percent to 55 percent of total orders
-	Cloud-based revenues in Q4 increase 78 percent from 2013 fourth quarter

INDIANAPOLIS, Feb. 4, 2015 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of software and services for communications, collaboration and customer engagement, has announced financial results for the fourth quarter and full year ended Dec. 31, 2014.

“The fourth quarter was a strong end to a pivotal year for the company,” said Dr. Donald E. Brown, Interactive Intelligence founder and CEO. “While continuing to gain market share due to the robust demand for our cloud offerings, we effectively prepared to deliver our new multitenant PureCloud℠ services in 2015. We took major steps toward our goal of becoming the leading provider of technology to optimize the customer experience, whether deployed on-premises or in the cloud, at companies of any size anywhere in the world. More major steps will be taken in the coming year, as we expect strong cloud-based revenue growth along with improved operational efficiencies.

“Our full year results testify to the progress we are making on our strategy,” Brown continued. “They show increasing numbers of new cloud customers and expanding footprints of existing deployments. Our results also show the traction we’ve achieved at the high end of the market, with a growing number of sizable orders, especially those over $1 million, and demonstrate the increased capacity and capabilities of our global sales channels. Behind these numbers are the delivery teams that steadily meet the challenge of deploying the increasing number of implementations, as well as the product development groups that continue to provide best-in-class technology addressing requirements across multiple industries and platforms.”

Fourth-Quarter 2014 Financial Highlights:

-

Orders: Total orders increased 22 percent from the fourth quarter of 2013, with cloud-based orders up 42 percent to represent 55 percent of total orders. During the fourth quarter, 78 orders were over $250,000, including 21 orders over $1 million, compared to 63 orders over $250,000, including 15 orders over $1 million in the same quarter last year.

-

Revenues: Total revenues were $92.6 million, up 2 percent from the 2013 fourth quarter. Recurring revenues, including support fees from on-premises license agreements and fees from cloud-based customers, increased 24 percent to $51.3 million and accounted for 55 percent of total revenues. Cloud-based revenues increased 78 percent to $18.9 million. Product revenues were $27.0 million and services revenues $14.3 million, compared to $34.9 million and $14.4 million, respectively, in the same quarter last year.

-

Total Unbilled and Deferred Revenues: The amount of unbilled future cloud-based revenues increased to $298.5 million from $183.5 million at the end of the 2013 fourth quarter and $269.9 million as of Sept. 30, 2014. The combination of deferred and unbilled future cloud-based revenues grew to $409.2 million, up 37 percent from $299.4 million as of Dec. 31, 2013.

-

Operating Income: GAAP operating income was $2.0 million, compared to $6.5 million in the 2013 fourth quarter. Non-GAAP* operating income was $5.6 million, compared to $9.3 million in the same quarter last year.

-

Net Income (Loss): GAAP net loss was $(29.9) million, or $(1.42) per diluted share based on 21.0 million weighted average diluted shares outstanding, compared to GAAP net income in the same quarter of 2013 of $3.5 million, or $0.17 per diluted share based on 21.4 million weighted average diluted shares outstanding.

The GAAP net loss included a non-cash charge for income tax expense of $33.4 million to establish a valuation allowance which reduced the company’s deferred tax assets. The company has incurred tax losses in recent periods due to the business model shift to the cloud that are projected to continue for a period of time. This non-cash charge reflects the company’s assessment that the deferred tax assets will not be realizable in the near future, but has no effect on its ability to use deferred tax assets, such as loss carry forwards and tax credits, to reduce future tax payments. The company’s non-GAAP results exclude the effects of this charge.

Non-GAAP net income for the fourth quarter was $5.5 million, or $0.26 per diluted share, compared to non-GAAP net income of $5.6 million, or $0.26 per diluted share, in the same quarter last year.

-	Cash, Cash Equivalents, and Investments: Cash, cash equivalents, and investments totaled $61.7 million as of Dec. 31, 2014, compared to $107.8 million as of Dec. 31, 2013.

-

Cash Flows: The company generated $1.3 million from operating activities in the fourth quarter and used $4.3 million for capital expenditures, including the continued expansion of its cloud infrastructure, and capitalized $7.3 million for PureCloud℠ development costs.

* A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Full Year 2014 Financial Highlights:

-

Orders: Total orders increased by 11 percent from 2013 and cloud-based orders were up 29 percent year-over-year. Cloud-based orders represented 59 percent of total orders during the full year of 2014. During 2014, 207 orders were signed over $250,000, including 52 orders over $1 million, compared to 192 orders over $250,000, including 48 orders over $1 million last year.

-

Revenues: Total revenues were $341.3 million, an increase of 7 percent over 2013. Recurring revenues increased 27 percent to $187.4 million and accounted for 55 percent of total revenues. Cloud-based revenues increased 77 percent to $60.5 million. In

2014, product revenues were $99.2 million, and services revenues were $54.7 million, compared to $117.7 million and $52.6 million, respectively, in 2013.

-

Operating Income (Loss): GAAP operating loss was $(17.8) million compared to GAAP operating income of $14.4 million in 2013. Non-GAAP operating loss in 2014 was $(1.5) million, compared to non-GAAP operating income of $26.0 million in 2013.

-

Net Income (Loss): GAAP net loss was $(41.4) million, or $(1.98) per diluted share based on 20.9 million weighted average shares outstanding, compared to GAAP net income of $9.5 million, or $0.45 per diluted share based on 21.1 million weighted average diluted shares outstanding in 2013. The GAAP net loss included a non-cash income tax expense of $33.4 million related to establishment of a valuation allowance for deferred tax assets.

Non-GAAP net income in 2014 was $1.7 million, or $0.09 per diluted share, compared to non-GAAP net income of $16.7 million, or $0.79 per diluted share in 2013.

-

Cash Flows: The company used $1.7 million in cash flow for operations, $21.4 million for capital expenditures, which included continued expansion of its cloud infrastructure, $20.4 million for capitalized software costs, and $9.2 million for an acquisition.

Additional Fourth-Quarter 2014 and Recent Highlights:

-	The company released PureCloud Directory℠, a new cloud-based enterprise collaboration service, and the first to be delivered from the company’s PureCloud℠ platform in January 2015.

-	Interactive Intelligence won the 2014 Cloud Computing Product of the Year Award for its PureCloud platform, as presented by Technology Marketing Corp.’s Cloud Computing magazine.

-	The company was listed by Software Magazine among its 2014 Software 500 ranking of the world’s largest software and services suppliers, and broke into the top 200 with a ranking of 182nd.

-	Frost & Sullivan recognized Interactive Intelligence with its 2014 EMEA Contact Centre Systems Company of the Year award.

-	For the second consecutive year, Interactive Intelligence was honored with Glassdoor’s Employees’ Choice Award as one of the Best Places to Work in the U.S.

-

Jeff Platón was named the company’s chief marketing officer bringing more than 20 years of marketing and product management experience including 12 years at Cisco Systems, where he helped develop worldwide go-to-market strategies.

Interactive Intelligence will host a conference call today at 4:30 p.m. Eastern time (EST) featuring Dr. Brown and the company's CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence fourth-quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com/. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of software and services for communications, collaboration and customer engagement. The company’s 6,000-plus customers worldwide have benefitted from its cloud and on-premises solutions for contact center, unified communications, and business process automation. Interactive Intelligence is among Software Magazine’s 2014 Top 500 Global Software and Service Providers, and has received a Frost & Sullivan Company of the Year Award for the last five consecutive years. In addition, Glassdoor honored Interactive Intelligence for the second year in a row with its 2015 Employees’ Choice Award as one of the Best Places to Work in the U.S., and Mashable ranked Interactive Intelligence second on its 2014 list of the Seven Best Tech Companies to Work For. The company was founded in 1994 and employs more than 2,000 people worldwide. Interactive Intelligence is headquartered in Indianapolis, Indiana and has offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. It can be reached at +1 317.872.3000 or info@inin.com. Visit Interactive Intelligence on the Web at www.inin.com; on Twitter at www.inin.com/twitter; on Facebook at www.inin.com/facebook; or on LinkedIn at www.inin.com/linkedin.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments, exclude non-cash stock-based compensation expense, certain acquisition-related expenses, the amortization of certain intangible assets related to acquisitions by the company, non-cash expense related to establishing the valuation allowance for our deferred tax assets, and adjustment for non-GAAP income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense, amortization of intangibles related to acquisitions, expenses related to the valuation allowance for our deferred tax assets are non-cash and non-GAAP income tax expense is pro forma based on non-GAAP earnings. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, certain acquisition-related expenses and amortization of intangibles related to acquisitions amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Our management also reviews financial statements that exclude stock-based compensation expense, certain acquisition-related expenses, amortization of intangibles amounts related to acquisitions, expense related to the valuation allowance for our deferred tax assets and pro forma income tax expense for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes and competitive pressures in the industry; worldwide economic conditions and their impact on customer purchasing decisions; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights and sensitive customer information adequately; improve the company’s brand and name recognition; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Stephen R. Head

Chief Financial Officer

Interactive Intelligence

+1 317.715.8412

steve.head@inin.com

Seth Potter

Investor Relations

ICR, Inc.

+1 646.277.1230

seth.potter@icrinc.com

Christine Holley

Senior Director of Market Communications

Interactive Intelligence

+1 317.715.8220

christine.holley@inin.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc. (Registrant)

Date: February 4, 2015	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 4, 2015, issued by Interactive Intelligence Group, Inc.

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues:
Product	$ 27,042	$ 34,895	$ 99,200	$ 117,708
Recurring	51,252	41,471	187,373	147,941
Services	14,262	14,419	54,723	52,585

Total revenues	92,556	90,785	341,296	318,234
Costs of revenues:
Costs of product	7,280	7,542	27,549	29,233
Costs of recurring	17,721	13,781	63,917	45,865
Costs of services	10,691	11,444	44,056	38,760
Amortization of intangible assets	177	49	540	196
Total costs of revenues	35,869	32,816	136,062	114,054
Gross profit	56,687	57,969	205,234	204,180
Operating expenses:
Sales and marketing	29,584	29,228	119,143	102,873
Research and development	14,249	12,357	59,482	50,397
General and administrative	10,383	9,459	42,507	34,651
Amortization of intangible assets	461	467	1,881	1,862
Total operating expenses	54,677	51,511	223,013	189,783
Operating income (loss)	2,010	6,458	(17,779)	14,397
Other income (expense):
Interest income, net	180	215	1,011	833
Other expense	(62)	(291)	(727)	(2,142)
Total other income (expense)	118	(76)	284	(1,309)
Income (loss) before income taxes	2,128	6,382	(17,495)	13,088
Income tax expense	31,991	2,852	23,872	3,573
Net income (loss)	$ (29,863)	$ 3,530	$ (41,367)	$ 9,515
Other comprehensive income:
Foreign currency translation adjustment	$ (1,760)	$ (567)	$ (3,745)	$ (907)
Net unrealized investment gain (loss) - net of tax	(19)	56	(140)	(94)
Comprehensive income (loss)	$ (31,642)	$ 3,019	$ (45,252)	$ 8,514

Net income (loss) per share:
Basic
Diluted	$ (1.42)	$ 0.17	$ (1.98)	$ 0.47
	(1.42)	0.17	(1.98)	0.45

Shares used to compute net income (loss) per share:
Basic	21,015	20,360	20,930	20,033
Diluted	21,015	21,377	20,930	21,088

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Recurring revenue, as reported	$ 51,252	$ 41,471	$ 187,373	$ 147,941
Purchase accounting adjustments	3	10	17	202
Non-GAAP recurring revenue	$ 51,255	$ 41,481	$ 187,390	$ 148,143

Recurring revenue gross profit as reported	$ 33,531	$ 27,690	$ 123,456	$ 102,076
Purchase accounting adjustments	3	10	17	202
Non-cash stock-based compensation expense	286	218	1,345	806

Non-GAAP recurring revenue gross profit	$ 33,820	$ 27,918	$ 124,818	$ 103,084
Non-GAAP recurring revenue gross margin	66.0%	67.3%	66.6%	69.6%

Services revenue gross profit as reported	$ 3,571	$ 2,975	$ 10,667	$ 13,825
Non-cash stock-based compensation expense	94	60	432	245
Non-GAAP services revenue gross profit	$ 3,665	$ 3,035	$ 11,099	$ 14,070
Non-GAAP services revenue gross margin	25.7%	21.0%	20.3%	26.8%

Total revenue, as reported	$ 92,556	$ 90,785	$ 341,296	$ 318,234
Purchase accounting adjustments	3	10	17	202
Non-GAAP total revenue	$ 92,559	$ 90,795	$ 341,313	$ 318,436

Gross Profit	$ 56,687	$ 57,969	$ 205,234	$ 204,180
Revenue adjustments	3	10	17	202
Acquired technology	177	49	540	196
Non-cash stock-based compensation expense	380	278	1,777	1,051
Non-GAAP gross profit	$ 57,247	$ 58,306	$ 207,568	$ 205,629
Non-GAAP gross margin	61.8%	64.2%	60.8%	64.6%

Operating income (loss), as reported	$ 2,010	$ 6,458	$ (17,779)	$ 14,397
Purchase accounting adjustments	643	526	3,050	2,308
Non-cash stock-based compensation expense	2,981	2,291	13,259	9,247
Non-GAAP operating income (loss)	$ 5,634	$ 9,275	$ (1,470)	$ 25,952
Non-GAAP operating margin	6.1%	10.2%	-0.4%	8.1%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (loss), as reported	$ (29,863)	$ 3,530	$ (41,367)	$ 9,515
Purchase accounting adjustments:
Increase to revenues	3	10	17	202
Reduction of operating expenses:
Customer relationships	416	422	1,701	1,682
Technology	177	49	540	196
Non-compete agreements	45	45	180	180
Acquisition costs	2	-	612	48
Total	643	526	3,050	2,308
Non-cash stock-based compensation expense:
Cost of recurring revenues	286	218	1,345	806
Cost of services revenues	94	60	432	245
Sales and marketing	696	663	4,077	3,109
Research and development	980	735	4,027	2,733
General and administrative	925	615	3,378	2,354
Total	2,981	2,291	13,259	9,247
Non-GAAP income tax expense adjustment	(1,649)	(765)	(6,665)	(4,388)
Deferred tax asset valuation allowance	33,420	-	33,420	-
Non-GAAP net income	$ 5,532	$ 5,582	$ 1,697	$ 16,682

Diluted EPS, as reported	$ (1.42)	$ 0.17	$ (1.98)	$ 0.45
Purchase accounting adjustments	0.03	0.02	0.15	0.11
Non-cash stock-based compensation expense	0.14	0.11	0.63	0.44
Non-GAAP income tax expense adjustment	(0.08)	(0.04)	(0.31)	(0.21)
Deferred tax asset valuation allowance	1.59	-	1.60	-
Non-GAAP diluted EPS	$ 0.26	$ 0.26	$ 0.09	$ 0.79

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2014	2013
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$ 36,168	$ 65,881
Short-term investments	20,041	32,162

Accounts receivable, net	87,413	80,414
Deferred tax assets, net	-	23,684
Prepaid expenses	29,417	21,989
Other current assets	14,655	13,566
Total current assets	187,694	237,696
Long-term investments	5,495	9,787
Property and equipment, net	44,785	36,919
Capitalized software, net	33,598	7,324
Goodwill	43,732	37,298
Intangible assets, net	16,517	19,025
Other assets, net	6,902	5,173
Total assets	$ 338,723	$ 353,222

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$ 10,236	$ 8,727
Accrued liabilities	18,299	15,162
Accrued compensation and related expenses	19,211	17,494
Deferred product revenues	5,945	10,412
Deferred recurring revenues	76,647	70,762
Deferred services revenues	9,925	10,868
Total current liabilities	140,263	133,425
Long-term deferred revenues	18,158	23,914
Deferred tax liabilities, net	2,437	2,388
Other long-term liabilities	7,135	4,140
Total liabilities	167,993	163,867

Shareholders' equity:
Common stock	213	205
Additional paid-in-capital	196,691	170,072
Accumulated other comprehensive loss	(5,561)	(1,676)
Retained earnings (accumulated deficit)	(20,613)	20,754
Total shareholders' equity	170,730	189,355
Total liabilities and shareholders' equity	$ 338,723	$ 353,222

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Years Ended
	December 31,
	2014	2013
	(unaudited)
Operating activities:
Net income (loss)	$ (41,367)	$ 9,515
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	15,787	11,664
Amortization	2,421	2,058
Other non-cash items	(999)	1,439
Stock-based compensation expense	13,224	9,247
Excess tax benefit from stock-based payment arrangements	-	(13,479)
Deferred income taxes	23,550	(4,795)
Amortization (accretion) of investment premium (discount)	523	(37)

Loss on disposal of fixed assets	76	-
Changes in operating assets and liabilities:
Accounts receivable	(6,999)	(12,005)
Prepaid expenses	(7,374)	(6,178)
Other current assets	(1,257)	737
Accounts payable	1,509	(69)
Accrued liabilities	1,371	1,233
Accrued compensation and related expenses	1,717	3,854
Deferred product revenues	(4,355)	4,284
Deferred recurring revenues	17	17,183
Deferred services revenues	(943)	2,462
Other assets and liabilities	1,382	262
Net cash (used in) provided by operating activities	(1,716)	27,375

Investing activities:
Sales of available-for-sale investments	48,750	26,803
Purchases of available-for-sale investments	(32,967)	(33,270)
Purchases of property and equipment	(21,363)	(20,758)
Capitalized software	(20,417)	(6,112)
Acquisitions, net of cash	(9,173)	(725)
Unrealized loss on investment	(33)	34
Net cash used in investing activities	(35,203)	(34,028)

Financing activities:
Proceeds from stock options exercised	8,610	14,122
Proceeds from issuance of common stock	1,320	837
Tax withholding on restricted stock awards	(2,724)	(961)
Excess tax benefit from stock-based payment arrangements	-	13,479
Net cash provided by financing activities	7,206	27,477
Net (decrease) increase in cash and cash equivalents	(29,713)	20,824
Cash and cash equivalents, beginning of period	65,881	45,057
Cash and cash equivalents, end of period	$ 36,168	$ 65,881

Cash paid during the period for:
Interest	$ -	$ 6
Income taxes	2,410	882

Other non-cash item:
Purchases of property and equipment payable at end of period	1,761	413

Supplemental Data
(Dollars in thousands)
(unaudited)

	2013					2014
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Margins (GAAP):
Product	71.9%	74.2%	75.5%	78.4%	75.2%	70.3%	69.6%	75.0%	73.1%	72.2%
Recurring	70.6%	71.4%	69.5%	66.8%	69.0%	67.6%	65.7%	65.0%	65.4%	65.9%
Services	31.2%	25.6%	28.9%	20.6%	26.3%	20.3%	17.3%	15.1%	25.0%	19.5%
Overall	64.9%	64.4%	64.5%	63.9%	64.2%	59.6%	57.5%	60.3%	61.2%	60.1%

Year-over-year Revenue Growth (GAAP):
Product	44.0%	41.9%	20.6%	28.3%	32.8%	-18.4%	-22.8%	3.2%	-22.5%	-15.7%
Recurring	22.4%	23.6%	28.6%	25.2%	25.0%	28.3%	27.1%	28.1%	23.6%	26.7%
Services	100.6%	96.8%	74.1%	41.2%	73.0%	15.5%	3.3%	0.6%	-1.1%	4.1%
Overall	38.8%	39.2%	31.5%	28.7%	34.1%	8.5%	4.7%	14.7%	2.0%	7.2%

Orders:
Over $1 million	8	13	12	15	48	9	10	12	21	52

Between $250,000 and $1 million	31	30	35	48	144	25	29	44	57	155

Number of new customers	74	89	67	86	316	54	70	71	96	291

Average new customer order:
Overall	$ 335	$ 272	$ 503	$ 485	$ 394	$ 516	$ 352	$ 887	$ 564	$ 583
Cloud-based	788	427	796	836	717	935	474	1,837	900	1,042